Exhibit 10.2

AMENDMENT NO. 2 TO

NABORS INDUSTRIES LTD.

2016 STOCK PLAN

WHEREAS, Nabors Industries Ltd. (the “Company”) has heretofore adopted the Nabors Industries Ltd. 2016 Stock Plan (the “Plan”), as amended by Amendment No. 1 to the Plan; and

WHEREAS, the Company desires to amend the Plan in certain respects.

NOW, THEREFORE, the Plan shall be amended as follows, effective as of February 22, 2019:

1.             Section 4(c) shall be deleted and the following shall be substituted therefor:

“(c) The aggregate number of Shares with respect to which Awards under this Plan (including Awards payable in cash but denominated in Shares, i.e., cash-settled Restricted Stock Units or SARs) may be granted to any individual Participant during any calendar year shall not exceed 3,000,000; provided, however, that the foregoing limitation shall not apply to Awards granted on or after January 1, 2019. Notwithstanding the foregoing, (i) the maximum amount of compensation that may be awarded to any single Director in any calendar year (including Awards under the Plan, determined based on the Fair Market Value of such Award(s) as of the grant date, as well as any cash fees) shall be $550,000 and (ii) in no event shall any individual Award (other than Awards that may by their terms be paid or settled solely in cash) be granted under this Plan with respect to a number of Shares that exceeds one percent of the Company’s total issued and outstanding Shares as of the date of grant.”

2.             As amended hereby, the Plan is specifically ratified and reaffirmed.

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Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Amendment No. 2 to be executed this 22nd day of February, 2019, effective for all purposes as provided above.

NABORS INDUSTRIES LTD.

By:	/s/Mark D. Andrews
Mark D. Andrews
Corporate Secretary

SIGNATURE PAGE TO

AMENDMENT NO.2 TO

NABORS INDUSTRIES LTD. 2016 STOCK PLAN